Exhibit 99.1

ARAX Holdings Corp. Completes Acquisition of Core Business Holdings

New York, NY, April 25, 2023 – ARAX Holdings Corp., a diversified blockchain-based software solutions provider and investment company focused on creating shareholder value, announced today that it has successfully completed the acquisition  of the shareholding interests of MORR Investments s.r.o. in Core Business Holdings s.r.o. signed in December 2022, as well as the remaining 25% minority shareholders interest in the company. Core Business Holdings s.r.o. is a Slovak-based firm that has developed several innovative blockchain-based  fintech platforms, including the Core Tokenization Platform, the Ping Exchange Platform, Wall Money, a FinTech and Asset Management Platform, and the Core Pay payment gateway.

"FinTech solutions built on the Core Blockchain Network bring cost-efficiency, instant actual asset settlement, security, and transparency into the payment arena because of its scalable, decentralized, secure, immutable nature, and integrated, programmable regulatory compliance. These solutions not only create better financial products but also generate more groundbreaking  and innovative implementation of blockchain solutions in everyday life." Michael Loubser, CEO, ARAX Holdings Corp.

This strategic acquisition will enable ARAX Holdings Corp. to expand its portfolio further through more acquisitions and capitalize on the growing FinTech industry. The addition of Core Business Holdings s.r.o.'s innovative platform strengthens ARAX's position in the market and presents new opportunities for growth and the creation of shareholder value.

For more information, please contact:

Investor Relations

ARAX Holdings Corp.

Email Address:investor@arax.cc

Company Website: https://arax.cc/

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe harbor” provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Investors should consider this cautionary statement and furthermore, no assurance can be made that the transaction described in this press release will be consummated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Arax Holdings Corp
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